CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Balanced Fund, John Hancock Large Cap Equity Fund, and John Hancock Sovereign Investors Fund (Funds comprising the John Hancock Investment Trust) in the John Hancock Equity Funds Prospectus, the John Hancock Equity Funds - Institutional Class I Prospectus, and John Hancock Sovereign Investors Fund - Institutional Class I Prospectus and "Independent Auditors" and "Financial Statements" in the John Hancock Balanced Fund Class A, Class B, Class C, and Class I Shares Statement of Additional Information, the John Hancock Large Cap Equity Fund Class A, Class B, Class C, and Class I Shares Statement of Additional Information, and John Hancock Sovereign Investors Fund Class A, Class B, Class C, and Class I Shares Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 94 to Registration Statement (Form N-1A, No. 2-10156) of our reports dated February 7, 2003 on the financial statements and financial highlights in the Annual Reports to the Shareholders for the year ended December 31, 2002 of John Hancock Balanced Fund, John Hancock Large Cap Equity Fund, and John Hancock Sovereign Investors Fund (Funds comprising the John Hancock Investment Trust).





                                                     /s/ERNST & YOUNG LLP
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Boston, Massachusetts
February 27, 2003